Exhibit 10.42

                               AGREEMENT BETWEEN
                      EDUCATIONAL VIDEO CONFERENCING, INC.
                           AND ST. JOHN'S UNIVERSITY
               FOR THE OFFERING OF INTERACTIVE VIDEO CONFERENCED
                           AND INTERNET-BASED COURSES


                               W I T N E S S E T H
                              ---------------------

     AGREEMENT made this 24th day of September, 1999, between St. John's University with offices located at 8000 Utopia Parkway, Jamaica, NY 11439 (hereinafter referred to as "SJU"), and Educational Video Conferencing Inc.,
(hereinafter "EVC"), with offices located at 35 East Grassy Sprain Road, Yonkers, New York 10710.

          WHEREAS, SJU is an institution of higher learning duly certified by the Education Department of the State of New York and accredited by the Middle States Association of Colleges and Schools to offer undergraduate and graduate courses, and,

          WHEREAS, EVC is a domestic corporation engaged in the business of providing access to such courses to consumers by way of interactive video conferencing and computer conferencing, and,

          WHEREAS, SJU and EVC wish to enter into a mutually beneficial agreement whereby EVC will provide access to SJU courses to such consumers,

          NOW, THEREFORE in consideration of $10.00 in good funds, as well as the mutual covenants contained herein, the parties hereby agree as follows:

     1. a.) On a non-exlusive basis, EVC shall have the right, for the duration of this agreement and any renewal hereof, to offer undergraduate and graduate business courses and degree programs, for credit and non-credit, offered by SJU through the College of Business Administration, via Interactive Video Conferencing/Distance Learning (hereinafter "IVC/DL") and Internet-based courses, commencing October 15,1999. The parties acknowledge that other courses and degree programs may be added to this agreement as the parties agree uponfrom time to time, on the terms agreed to herein.

          b.) For the purposes of this agreement, IVC/DL shall be defined as live, two way video conferencing, either over desktop computers equipped for video conferencing or video conferencing room systems, as the case may be, in which the student can see and hear the professor/instructor and the professor/instructor can see and hear the individual student. IVC/DL also shall include one-way video and two-way audio distance learning.

          c.) Unless SJU and EVC agree otherwise in writing, the minimum class size for the offering of an ITV/DL course shall be twelve (12) students.

     2. EVC will provide all hardware (except personal computers, modems, keyboards and monitors), software, and video conferencing equipment (collectively referred to as "equipment") necessary to provide access for SJU courses to IVC/DL students. Students taking IVC/DL courses on desktop computers must have modern computers capable of being video enabled and function as an IVC/DL desktop system. SJU shall not be responsible for the cost of any equipment whatsoever at Institutional Employer Employer locations and/or students homes.

     3. EVC is responsible for costs for marketing, advertising, and promotion regarding EVC's offering of access to SJU'S courses. Unless otherwise agreed, SJU will provide brochures, catalogues, course schedules, program and course descriptions, posters, etc., to EVC for distribution to employees of EVC's corporate, governmental and institutional clients promoting the SJU's programs and courses offered through EVC.

     4. SJU shall provide rooms capable of becoming teacher stations. This includes installing and maintaining adequate telecommunications lines (ISDN, DSL or cable and regular telephone lines) and electrical outlets. SJU will be responsible for the cost of the telecommunication signal transport for video conferenced courses from teacher stations to the MCU Bridge. EVC assumes responsibility or cost for obtaining, providing, or paying for telecommunication signal transport for video conferenced courses from the MCU Bridge to corporate locations and/or students homes.

     5. EVC will be responsible for installing and maintaining up to ten (10) teaching stations in the rooms provided by SJU to video conference IVC/DL courses offered through EVC, subject to enrollment. All teaching stations installed and paid for by EVC shall remain the exclusive property of EVC.

          a.) EVC will be responsible to equip an SJU on-campus classroom with a student IVC/DL system which classroom may be used to enroll SJU students in order to attend EVC-SJU IVC/DL classes. EVC will be responsible fore all telecommunications costs associated with on-campus EVC-SJU IVC/DL classes. EVC will have the right ro remove the EVC IVC/DL system is on-campus classroom enrollment in EVC-SJU IVC/DL classes in said video-enabled classroom(s) is less than twnety (20) scheulded course regitstrations (SJRs) per academic semester.

     6. All equipment supplied by EVC is the sole and exclusive property of EVC, including but not limited to any and all patents, copyrights and trademarks, if any, associated therewith. All classroom, course and program materials or other information supplied by SJU, and all rights and interests in said materials will remain the sole and exclusive property of SJU.

     7. a.) EVC is responsible for the necessary maintenance, repair and/or replacement of video conferencing equipment supplied to SJU for IVC/DL courses.

          b.)  EVC  will  provide   reasonably  prompt  service  for  repair  or
replacement of defective interactive video conferencing equipment and software as necessary.

          c.) SJU will be responsible for the prompt repair and/or replacement of interactive video conferencing equipment located at SJU, which may be damaged through improper or unauthorized use.

          d.) SJU is responsible for the repayment to EVC of the cost of replacement of any EVC equipment, which is lost or stolen while in SJU custody and control.

     8. Neither party shall utilize the other's name or any associated names, trademarks, copyrights, etc., without prior written consent, except with regard to EVC's marketing, advertising and promotion of SJU courses. Such permission shall not be unreasonably denied.

     9. a.) EVC will provide faculty development to SJU faculty reasonably required for the offering of SJU courses through EVC.

          b.) SJU shall be responsible for obtaining the services of all faculty participating in courses offered through EVC, including but not limited to, said faculty's salary, benefits (if any) and verification of qualifications. EVC assumes no responsibility for any costs associated therewith.

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

     10. EVC is solely responsible to provide site locations for IVC/DL students to participate in SJU courses. SJU assumes no responsibility for obtaining or maintaining said sites, nor for any rent or other costs associated therewith.

     11. EVC is not responsible for curriculum, course content, faculty qualifications, course materials or any other aspect of the academic content of any courses offered hereunder. However, SJU agrees to be receptive to, and consider, EVC input as to course content presentation and delivery of IVC/DL courses consistent with required academic standards.

     12. EVC agrees to make every reasonable effort to maintain its equipment in good working order. However, EVC is not responsible for service or repair delays or interruption of service caused by strikes, labor actions, power outages (other than those limited to site locations alone), acts of God or other matters beyond EVC's control.

     13. SJU hereby acknowledges that the IVC/DL programs marketed by EVC are targeted toward the non-traditional working adult student market and therefore agrees to offer IVC/DL courses at dates and times appropriate to the target market, including the hours of 8:00 a.m. to 11:00 p.m., Eastern Standard Time, seven days per week, and at such other times requested by EVC's Institutional Employers and their employees, subject to enrollment. And, including but not limited to, the three academic semesters offered each year by SJU, i.e., Fall, Spring and Summer.

     14. a.) The parties hereby acknowledge that this agreement is intended by the parties to facilitate the offering of college courses, degree programs and/or courses of study.

          b.) SJU shall attempt to obtain and/or maintain all New York Department of Education, Middle States Association and any other accreditation necessary to the offering of college courses and credits under the applicable law. Should SJU lose its accreditation at any time during the term of this agreement or any renewal hereof, EVC shall have the right to cancel this contract at the end of the semester in progress, if applicable, or immediately if no semester is underway.

     15. Administrative Functions

          a.) SJU shall be responsible for all of its own administrative functions (admissions, academic advising, registration, financial aid, etc.) associated with the offering of IVC/DL courses through EVC.

          b.) SJU will provide to EVC all necessary administrative forms, applications, written instructions, catalogues, etc. in advance of marketing courses to any organization. It is understood by the parties that EVC is merely a conduit and assumes no liability whatever for the accuracy or correctness of the information in said forms provided by SJU nor for return of any of the aforesaid documents to SJU.

     16. Fees: The fees set forth in Section 16, subdivisions a through d, are mutually exclusive of each other

          a.) SJU shall pay to EVC, on the 15th day of each month, [*]% PERCENT ([*]% for over FIve Hundred [500] students who contract through EVC for degree programs), of the gross tuition actually collected by SJU the preceding month from, or on behalf of, any student registered for and attending college courses being offered by SJU through EVC, said payments to commence the month immediately following the collection of any such tuition by SJU. All checks for courses taken will be made out to SJU.

[*] Confidential Portions
          b.) SJU shall pay to EVC, on the 15th day of each month, [*]% PERCENT of the gross tuition acutally collected by SJU the preceding month from, or on bahalf of, any student registered for, and attending college courses being offered by SJU through EVC who are employees of corporations that contract with EVC through the direct efforts of SJU, said payments to commence the month immediately following the collection of any such by SJU. SJU corporate customers shall be defined as corporations who have executed an agreement with EVC through the direct efforts of SJU. All checks for courses taken will be made out to SJU.

          c.) SJU shall pay to EVC, on the 15th of each month, [*]% PERCENT of the gross tuition actually collected by SJU the preceding month, from, or on behalf of, any student registered for, and attending college courses being offered by SJU through EVC's programs, who have been registered in accredited college courses at SJU within the past two years, said payments to commence the month immediately following the collection of any such tuition by SJU. All checks for courses taken will be made out to SJU.

          d.) SJU shall pay to EVC, on the 15th day of each month, [*]% PERCENT of the gross tuition actually collected by SJU the preceding month, from, or on behalf of, any student attending IVC/DL classes on the SJU campus(es), in SJU classroom(s) video-enabled by EVC, said payments to commence the month immediately following the collection of any such tuition by SJU. All checks for courses taken will be made out to SJU.

          e.) EVC shall have the right, on a semi-annual basis, to examine the books and records of SJU, pertaining to all students taking courses through EVC, in order to audit any accounts due and owing the respective parties. ST. JOHN'S shall have the right to audit EVC accounts for students taking SJU courses on the same basis.

          f.) EVC shall require each student registering for a course offered through EVC to sign a waiver and release form granting EVC access to said student's records, including each student's name, address, telephone number, social security number, registration, finanical aid loans and payment status. Said waiver and release form to be provided to SJU by EVC, the format of which shall be subject to SJU approval, which approval shall not be unreasonably withheld.

          g.) Upon receipt of the waiver referred to in subdivision f, and commencing on November 15, 1999, and continuing on the 15th of every month thereafter, SJU will supply EVC with a list of all students who have registered at SJU for courses through EVC, containing the student information set forth in subdivision f. EVC shall provide to SJU, updated information relating to SJU students each month.

          h.) On the First (1st) day of each month, commencing with the month SJU begins payments to EVC, SJU shall present to EVC, in writing, any requests for adjustments or credits on monies already paid to EVC, which credits or adjustments have been made necessary by an EVC student having dropped a course, bounced a check, etc. EVC will credit any such valid adjustment ot SJU's account within THIRTY (30) days of receipt.

          i.) Students registering for SJU courses through EVC who are employed by an Institutional Employer customer of EVC which have a tuition reimbursement policy for their employees shall be eligible for tuition deferment from SJU until completion of the course, thereby enabling said students to register for SJU courses through EVC without payment of tuition or fees up front. Said students shall be required to sign a tuition payment guarantee providing that they are fully responsible for 100% of all tuition in the event that, for any reason, they are not reimbursed by their employer. EVC agrees that SJU will make the required payments on such deferred tuition payments by the 10th of the month following receipt of said deferred tuition payments.

[*] Confidential Portions
          j.) Students registering for SJU courses offered through EVC who are not employed by an Institutional Employer customer of EVC providing tuition reimbursement to their employees shall be required to pay tuition and fees up front when registering. SJU will pay to EVC the rate indicated in the appropriate subdivision of paragraph 16 of such students.

     17. SJU will provide which will accommodate teaching stations in order to facilitate IVC/DL courses marketed by EVC emanating from its campus and will grant EVC, its agents and subcontractors, reasonable access to said facilities as is required for proper installation, operation, maintenance and repair of all equipment contemplated herein, including but not limited to IVC/DL equipment. Said room shall be a minimum of 10 feet by 16 feet with adequate electrical, air conditioning, lighting, etc., and be otherwise suitable for use as a video conferencing teacher station. Said rooms will be provided one at a time subject to registration demand.

          a.) Rooms at SJU equipped by EVC for IVC/DL may not be used by the college for any meeting, class, function or other purpose which does not interfere with EVC program schedules and which are not revenue producing activities, without the prior written permission of EVC.

     18. SJU's Public Relations Department will provide reasonable cooperation with EVC in promoting EVC/SJU Telecommute to College Program and the IVC/DL courses offered through EVC.

     19. SJU and EVC will, whenever possible, cooperate in applying for and obtaining, any grants, awards, stipends, fellowships, etc., which are mutually beneficial to the parties.

     20. SJU shall maintain academic control over all courses and will be receptive to EVC input as to IVC/DL presentation.

     21. SJU will assign at least one person who at all times will act as liaison between SJU and EVC.

     22. Term of Agreement

          a.) The basic term of this agreement shall be FIVE (5) YEARS.

          b.) The parties hereby acknowledge the necessity for allowing IVC/DL students continuity and ongoing access to courses and programs, so long as there is adequate registration.

          c.) In light of the foregoing, the parties agree that commencing October 15, 2000 and every October 15th thereafter, this agreement shall automatically be extended for an additional period of ONE (1) YEAR, subject to the conditions hereinafter contained.

          d.) In the event that either party should desire not to automatically extend this agreement, then and in that event, such party shall so notify the other in writing, by Certified Mail, Return Receipt Requested, no later than August 1 of any given year, after which the agreement will not be extended for an additional ONE (1) YEAR, but will have only the Four (4) YEARS of the existing term remaining.

     23. SJU shall have the right to offer courses via IVC/DL on its own to Institutional Employer and/or the employees of any Institutional Employer not under contract with EVC. In such event, EVC shall not have any obligation to market, provide any services or equipment, permit the use of EVC's equipment, or incur any costs in connection with such offerings.


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

     24. SJU agrees that, for the duration of this agreement and any extensions hereof, as well as for a period of ONE (1) YEAR immediately following any termination or expiration thereof, SJU will not independently video conference or computer conference its college courses or programs under this contract to EVC students, clients or their employees.

     25. The parties agree that disclosure of the terms of this agreement to others will cause EVC irreparable damage to its business. The parties agree, therefore, that SJU shall not disclose the terms of this agreement with the prior written permission of EVC.

     26. It is expressly agreed and understood that neither party shall be liable for incidental, special or consequential damages for any breach or violation of this agreement.

     27. The foregoing constitutes the entire agreement between the parties, and any other agreements or representations, whether verbal or written, if not contained herein, are void, of no effect, and are not binding upon the parties.

     28. No valid modification, amendment, or deletion may be made to this agreement except in writing and executed by the parties in substantially the same manner as this agreement.

     29. Any and all notices required hereunder shall be by Certified Mail, Return Receipt Requested, to each party's last known address and shall be deemed given at the time of mailing.

     30. If any portion of this agreement shall be found to be void, voidable or unenforceable, it shall not effect the validity of the remainder of the agreement.

     31. This agreement shall be binding on the respective parties' heirs, successors, and assigns.

     32. The parties agree that any disputes or disagreements arising hereunder or in connection herewith shall be settled by binding arbitration before the American Arbitration Association at their offices located in New York, New York, and that any judgment awarded thereunder may be entered in any court of appropriate jurisdiction, and will have full force and effect therein.

     33. This agreement shall be construed in accordance with, and governed by, the laws of the State of New York.

     In witness whereof the parties have hereunto set their hands and seal the date first appearing above.

ST. JOHN'S UNIVERSITY


By: /s/ Dorothy E. Habben, Ph.D
    -------------------------------------
         Dorothy Habben, Interim Provost

EDUCATIONAL VIDEO CONFERENCING, INC.


By: /s/ John J. McGrath, Ph.D
    ------------------------------------
         Dr. John J. McGrath, President